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                              ENERGY PARTNERS, LTD.

                           STOCK AND DEFERRAL PLAN FOR
                             NON-EMPLOYEE DIRECTORS
















                         DATED AS OF SEPTEMBER 12, 2000



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                              ENERGY PARTNERS, LTD.

               STOCK AND DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS


                               ARTICLE I PURPOSES

                  The purposes of the Energy Partners, Ltd. Stock and Deferral Plan for Non-Employee Directors (the "Plan") are to provide for non-employee directors of Energy Partners, Ltd. (the "Company") to receive following the Company's initial public offering at least 50% and up to 100% of their annual retainer fees in the form of shares of the Company's common stock (the "Shares") and up to 100% of their meeting fees in the form of Shares and to enable them to defer all or part of such fees.

                     ARTICLE II ADMINISTRATION OF THE PLAN

                  The administrator of the Plan (the "Plan Administrator") shall be the Compensation Committee of the Board of Directors of the Company (the "Board") or such other Board committee as may be designated by the Board to administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt, amend and rescind such rules and regulations for the administration of the Plan as it may deem desirable. All determinations made by the Plan Administrator in connection with the Plan shall be final and binding upon all directors participating in the Plan and their beneficiaries and successors in interest. No member of the Plan Administrator may participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                     ARTICLE III PARTICIPATION IN THE PLAN

                  Each member of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director") shall be eligible to participate in the Plan.


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                           ARTICLE IV DIRECTORS' FEES

                  Each Eligible Director shall be entitled to such retainer fees and meeting fees as shall be established from time to time by the Company. Subject to the deferral election described in Article V, prior to the date of closing of the Company's initial public offering, such retainer fees and meeting fees shall be payable in cash at such times as the Company shall determine. Subject to the deferral election described in Article V, on and after the date of closing of the Company's initial public offering, such retainer fees shall be payable in Shares at such times as the Company shall determine; provided, however, that an Eligible Director may instead elect, by filing an election with the Plan Administrator on a form prescribed by the Plan Administrator before the payment date for any such fees, to receive a percentage of such retainer fees (not exceeding 50%) in the form of cash. Subject to the deferral election described in Article V, on and after the date of closing of the Company's initial public offering, such meeting fees shall be payable in cash at such times as the Company shall determine; provided, however, that an Eligible Director may instead elect, by filing an election with the Plan Administrator on a form prescribed by the Plan Administrator before the payment date for any such fees, to receive all of such meeting fees in the form of Shares. The number of Shares that an Eligible Director shall receive shall be determined by dividing the dollar amount of the fees to be paid in Shares by the fair market value of a Share on the last business day before the payment date. Such fair market value shall be determined by such methods and procedures as shall be established from time to time by the Plan Administrator. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Plan Administrator in good faith, such fair market value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that date, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange. The value of any fractional share shall be paid in cash.

                          ARTICLE V ELECTION TO DEFER

                  Before each calendar year (or with respect to an individual who first becomes an Eligible Director during a calendar


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year, on or before the date on which he or she becomes an Eligible Director), each Eligible Director may elect to have the receipt of all or a portion of his or her retainer fees and meeting fees deferred for a period permitted by Article
VII. Notwithstanding the foregoing, a deferral election for the period during calendar year 2000 beginning on the effective date of the Plan shall be made no later than September 11, 2000. A deferral election pursuant to this Article V shall be irrevocable and shall be made on a form prescribed by the Plan Administrator, which shall govern the amount deferred, the form and timing of its payment, and the applicable earnings alternative or alternatives pursuant to
Article VI. Separate elections may be made with respect to retainer fees and meeting fees. An Eligible Director's deferral election shall apply only to fees earned during the applicable calendar year or partial calendar year, as the case may be, after the date on which the irrevocable deferral election is submitted to the Plan Administrator. If an Eligible Director has not made a deferral election with respect to a calendar year, his or her retainer fees and meeting fees shall be payable in accordance with Article IV.

                 ARTICLE VI EARNINGS ALTERNATIVES FOR DEFERRALS

                  If an Eligible Director elects to defer all or any portion of his or her retainer fees and meeting fees pursuant to Article V, the amount deferred shall be credited to an account ("Account") maintained on the books of the Company in the name of the Eligible Director. A separate subaccount shall be maintained for each calendar year reflecting the elections made by the Eligible Director with respect to the deferrals for that calendar year. With respect to deferrals prior to the date of closing of the Company's initial public offering, the amounts so deferred shall be adjusted for earnings equivalents pursuant to the Interest Alternative described in Section 2 below. With respect to deferrals on or after the date of closing of the Company's initial public offering, the amounts so deferred shall be adjusted for earnings equivalents pursuant to the Phantom Share Alternative described in Section 1 below, except for any portion of the amount deferred for which the Eligible Director elects the Interest Alternative described in Section 2 below in his or her deferral election; provided, however, that the Interest Alternative can be elected only with respect to such portion of the deferral amount as the Eligible Director could have elected to receive in cash pursuant to Article IV if he or she had not made a deferral election.


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1. PHANTOM SHARE ALTERNATIVE

                  Under this alternative, the applicable portion of the fees deferred by the Eligible Director shall be treated as if they were invested on the date that they are credited to the Eligible Director's Account in a number of whole and fractional Shares ("Phantom Shares") equal to the number of whole and fractional Shares that the Eligible Director would have been entitled to receive pursuant to Article IV if such Eligible Director had not made a deferral election with respect to such fees. The portion of the Eligible Director's Account treated as invested in Phantom Shares is hereinafter referred to as the "Phantom Share Account." If any cash dividends are paid on Shares during the deferral period, the Eligible Director's Phantom Share Account shall also be credited with additional whole and fractional Phantom Shares determined by calculating the dividends that the Eligible Director would have received if his or her Phantom Shares were actual Shares (disregarding dividends on fractional Phantom Shares) and then dividing the amount of such dividends by the fair market value of a Share on the dividend payment date. For purposes of this
Section 1 of Article VI, the fair market value of a Share shall be determined by the Plan Administrator in accordance with Article IV. If any Share dividends are paid on Shares during the deferral period, the Eligible Director's Phantom Share Account shall be credited with additional Phantom Shares equal to the number of Shares that the Eligible Director would have received as dividends if his or her Phantom Shares were actual Shares (disregarding dividends on fractional Phantom Shares). Neither an Eligible Director nor any beneficiary shall possess any rights of a stockholder of the Company with respect to Phantom Shares.

2. INTEREST ALTERNATIVE

                  Under this alternative, the applicable portion of the fees deferred by the Eligible Director shall be credited during the deferral period with interest equivalents at the end of each calendar quarter (March 31, June 30, September 30, December 31) or such other periods as may be determined by the Plan Administrator. The Plan Administrator shall determine, in its sole discretion, the rate of interest to be used for this purpose and may at any time and from time to time change such rate. The portion of the Eligible Director's Account as to which this Interest Alternative shall be applicable is hereinafter referred to as the "Interest Account."


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                   ARTICLE VII PAYMENT OPTIONS FOR DEFERRALS

                  By written irrevocable election made at the time of each deferral election, an Eligible Director must select (i) the date on which payment of his or her Account with respect to the deferrals covered by that election is to commence, and (ii) the form of payment. The available options in this regard are described below:

1. DATE ON WHICH PAYMENT WILL COMMENCE

                  An Eligible Director may elect any of the following payment commencement dates:

                  (i) the date of his or her cessation of service as a member of the Board of Directors for any reason,

                  (ii) a specified date at least one year after the date on which payment would have been made in the absence of a deferral election, or

                  (iii)    the earlier of (i) and (ii) above.

2. FORM OF PAYMENT

                  An Eligible Director may elect any of the following payment options:

                  (i)      a lump sum distribution, or

                  (ii) payments in annual installments over a period of years specified in the Eligible Director's deferral election.

If the Eligible Director elects payments in installments, the amount of each installment shall be equal to the amount in the Eligible Director's Account on the valuation date immediately preceding the payment date for the applicable installment divided by the number of installments remaining to be paid (including the applicable installment) (subject, in the case of the Phantom Share Account, to adjustments for fractional shares as described in Article
VIII).


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3. BENEFICIARY DESIGNATION

                  An Eligible Director shall designate a beneficiary or beneficiaries to receive payments in the event of the Eligible Director's death. Such beneficiary designation shall be made on a form prescribed by the Plan Administrator and shall be submitted to the Plan Administrator. Such beneficiary designation may be changed by the Eligible Director at any time by submitting a new beneficiary designation form to the Plan Administrator. If no effective beneficiary designation is in effect at the time of an Eligible Director's death, the Eligible Director's beneficiary shall be the Eligible Director's estate. The Eligible Director's elections pursuant to Section 1 and 2 of this
Article VII may include a separate election as to the payment commencement date and form of payment to be applicable in the event of the Eligible Director's death.

                    ARTICLE VIII PAYMENT OF DEFERRED AMOUNTS

                  If an Eligible Director has made a deferral election pursuant to Article V, his or her Account shall be paid out in the form elected by the Eligible Director pursuant to Article VII commencing no later than 30 days after the date elected by the Eligible Director pursuant to Article VII. Such payments shall be made to the Eligible Director or, in the event of his or her death, to his or her beneficiary determined pursuant to Section 3 of Article VII. All payments from the Eligible Director's Interest Account shall be paid in cash. With respect to a payment from the Eligible Director's Interest Account, the amount to be paid in a lump sum or in any installment shall be determined based on the value of the Eligible Director's Interest Account as of the valuation date established by the Plan Administrator next preceding the payment date. All payments from the Eligible Director's Phantom Share Account shall be paid in Shares equal in number to the number of whole Phantom Shares for which the payment is to be made and disregarding fractional shares except in the case of a lump sum distribution or the final installment payment. In the case of such a lump sum distribution or final installment payment, the fractional Phantom Share shall be paid in cash in an amount equal to the applicable fraction of the fair market value of a Share as of the valuation date established by the Plan Administrator next preceding the payment date, such fair market value to be determined by the Plan Administrator in accordance with Article IV.


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                ARTICLE IX UNFUNDED OBLIGATION, ANTI-ALIENATION

1. UNFUNDED OBLIGATION

                  Benefits provided by this Plan shall be payable from the general assets of the Company. Title to and beneficial ownership of any asset which the Company may reserve to meet its contingent obligation hereunder shall remain in the Company, and no Eligible Director or beneficiary shall acquire any property interest in any specific asset of the Company. No trust arrangement or fiduciary relationship shall be created hereunder. The right of any Eligible Director or beneficiary to receive a payment hereunder shall not be greater than that of an unsecured general creditor of the Company. This Plan constitutes a mere promise of the Company to make payments at the times and in the manner set forth in this Plan.

2. ANTI-ALIENATION

                  No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, assignment, sale, transfer, pledge or encumbrance of any kind, garnishment, attachment, execution, sequestration, levy or other legal or equitable process, and any attempt to do so shall be void and of no force and effect.

                    ARTICLE X LIMITATION AS TO DIRECTORSHIP

                  Neither the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

                         ARTICLE XI CAPITAL ADJUSTMENTS

                  In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board may make such adjustments as it deems appropriate in the number of outstanding Phantom Shares and in the kind of securities with respect to which the Phantom Shares relate.


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                        ARTICLE XII EXPENSES OF THE PLAN

                  All costs and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any Eligible Director.

                    ARTICLE XIII EFFECTIVE DATE OF THE PLAN

                  The Plan shall be dated as of September 12, 2000 and shall be effective upon approval of the Board.

               ARTICLE XIV TERMINATION AND AMENDMENT OF THE PLAN

                  The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment, termination or suspension may, without the Eligible Director's consent, impair the rights of such Eligible Director as to amounts deferred by such Eligible Director prior to the date of such amendment, termination or suspension.

                            ARTICLE XV GOVERNING LAW

                  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to principles of conflicts of laws.